Exhibit 99.1

FORM OF REVOCABLE PROXY

Ozaukee Bank

SPECIAL MEETING OF SHAREHOLDERS

                    , 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OZAUKEE BANK FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON                     , 2007 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned, having received a Notice of Special Meeting and a Proxy Statement/Prospectus each dated                     , 2007 (“Proxy Statement/Prospectus”) relating to the Special Meeting of the Shareholders of Ozaukee Bank, hereby appoints each of M.D. Hepburn, Dean W. Fitting and James J. Rothenbach, acting individually (hereinafter, the “Proxyholders”), as proxy with full power of substitution, hereby revoking any previous proxies, to vote on behalf of the undersigned all of the shares of Ozaukee Bank common stock, par value $1.00 per share, held of record by the undersigned at the Special Meeting of the Shareholders of Ozaukee Bank to be held on                     , 2007, and at any adjournment or postponement thereof in accordance with the following instructions.

1.	Proposal to approve an affiliation agreement dated as of July 9, 2007, as amended, between Ozaukee Bank and Bank of Montreal (“BMO”) and the ratification and confirmation of the transactions contemplated thereby, including the merger of Ozaukee Bank with and into a wholly owned subsidiary of BMO on the terms set forth in the affiliation agreement, all as more fully described in the Proxy Statement/Prospectus. (PLEASE CHECK ONE AND ONLY ONE OF THE FOLLOWING BOXES. IF YOU DO NOT CHECK ANY OF THE BOXES, YOUR SHARES WILL BE VOTED “FOR” THE PROPOSED MERGER. IF YOU CHECK MORE THAN ONE BOX, YOUR VOTE WILL NOT COUNT AND IT WILL HAVE THE SAME EFFECT AS IF YOU HAD VOTED “AGAINST” THE PROPOSED MERGER):

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	In the Proxyholders’ discretion, upon any other matter that may properly come before the special meeting or any adjournments or postponements thereof, including any proposal to adjourn the Special Meeting, except that with respect to any proposal to adjourn the Special Meeting to permit further solicitation of proxies if Ozaukee Bank has not received sufficient votes to approve the affiliation agreement and ratify and confirm the merger the Proxyholders shall vote in the same manner as provided in Item 1, above.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE SPECIAL MEETING BY ANY OF THE FOLLOWING METHODS: (A) DELIVERING TO THE SECRETARY OF THE BANK A DULY EXECUTED PROXY BEARING A LATER DATE; (B) FILING WITH THE SECRETARY OF THE BANK A WRITTEN NOTICE OF REVOCATION; OR (C) ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

Notwithstanding Article I, Section 6 of the Ozaukee Bank By-laws, this proxy shall continue in effect until the date of any adjourned or postponed special meeting, unless earlier revoked as provided herein or as provided by law.

Signature:	Signature:

Please print your name:	Please print your name:
Date:

If shares are held in two or more names, all persons so named must sign. Please sign exactly as name(s) appear(s) on your stock certificate(s). If signed as attorney, executor, personal representative, administrator, trustee or guardian, please give full title as such. A proxy on behalf of a corporation should be signed in its name by a duly authorized officer.